SHAREHOLDER MEETING


On November 22,2002,the initial shareholder meeting was held at which shareholders elected all of the nominated Trustees and approved proposals 2(a)
- 2(d), 2(f), 2(i) and 2(j), 3(a) - 3(d) and 4 as described in the Fund's proxy statement for the meeting. The initial meeting was adjourned until December 18, 2002 with respect to proposals 2(e), 2(g) and 2(h) in order to solicit additional votes. On December 18,2002, shareholders approved proposals 2(e), 2(g) and 2(h) as described in the Trust's proxy statement for that meeting. The following is a report of the votes cast at the meetings:
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(PROPOSAL NO.1)
1. The twelve* persons named below to serve as Trustee of the Fund until their successors are elected and shall qualify:

 NOMINEE                                   FOR            WITHHELD                TOTAL
Leon Levy*                      94,011,274.662       3,463,642.662       97,474,917.324
Donald W. Spiro                 94,202,655.174       3,272,262.150       97,474,917.324
John V. Murphy                  94,039,849.423       3,435,067.901       97,474,917.324
Robert G. Galli                 94,304,895.405       3,170,021.919       97,474,917.324
Phillip A. Griffiths            94,465,790.326       3,009,126.998       97,474,917.324
Benjamin Lipstein               94,128,273.556       3,346,643.768       97,474,917.324
Joel W. Motley                  94,343,602.930       3,131,314.394       97,474,917.324
Elizabeth B. Moynihan           94,248,413.333       3,226,503.991       97,474,917.324
Kenneth A. Randall              94,317,230.179       3,157,687.145       97,474,917.324
Edward V. Regan                 94,331,204.164       3,143,713.160       97,474,917.324
Russell S. Reynolds, Jr.        94,362,502.585       3,112,414.739       97,474,917.324
Clayton K. Yeutter              94,256,885.508       3,218,031.816       97,474,917.324

* Mr.Levy resigned from the Board of Trustees effective January 1, 2003.

                                                                  BROKER
                FOR           AGAINST           ABSTAIN        NON-VOTES             TOTAL
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(PROPOSAL NO.2A-J)
2(A). Eliminate the Fund's fundamental investment policy with respect to purchasing securities on margin:
     83,805,624.192     7,985,628.141     3,537,719.991    2,145,945.000    97,474,917.324
2(B). Amend the Fund's fundamental investment policy with respect to investing in real estate:
     69,735,567.196    22,555,819.265     3,037,585.863    2,145,945.000    97,474,917.324
2(C). Eliminate the Fund's fundamental investment policy with respect to purchasing securities of issuers in which officers or trustees have interest:
     81,373,425.919    10,293,106.872     3,662,439.533    2,145,945.000    97,474,917.324
2(D). Eliminate the Fund's fundamental investment policy with respect to investing in oil, gas or other mineral exploration or development programs:
     68,071,702.221    23,679,735.814     3,577,534.289    2,145,945.000    97,474,917.324
2(E). Eliminate the Fund's fundamental investment policy with respect to investing in a company for the purpose of acquiring control:
     69,011,000.925    25,027,274.195     3,762,695.884      983,116.000    98,784,087.004
2(F). Replacement of the fundamental investment policy with respect to investing in other investment companies with a non-fundamental investment policy:
     85,647,032.724     6,061,944.189     3,619,995.411    2,145,945.000    97,474,917.324
2(G). Amend the Fund's fundamental investment policy with respect to borrowing:
     67,603,572.411    26,626,207.596     3,571,190.997      983,116.000    98,784,087.004
2(H). Eliminate the Fund's fundamental investment policy with respect to pledging or mortgaging assets:
     67,573,287.758    26,633,567.545     3,594,115.701      983,116.000    98,784,087.004
2(I). Amend the Fund's fundamental investment policy with respect to lending:
     66,781,867.602    24,937,951.207     3,609,153.515    2,145,945.000    97,474,917.324
2(J). Amend the Fund's fundamental investment policy with respect to inveting in commodities:
     66,809,144.418    24,964,978.386     3,554,849.520    2,145,945.000    97,474,917.324
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(PROPOSAL NO.3A-D)
3. Approval authorizing the Fund's Trustees  to adopt an Amended and Restated
Declaration of Trust):
(A) Future amendments of the Declaration of Trust:
     67,157,257.198    23,541,858.835     4,629,856.291    2,145,945.000    97,474,917.324
(B) Reorganization of the Fund or its series or class:
     85,567,665.971     5,104,564.424     4,656,741.929    2,145,945.000    97,474,917.324
(C) Involuntary redemptions:
     84,268,992.778     6,112,107.112     4,947,872.434    2,145,945.000    97,474,917.324
(D) Other changes under the new Declaration of Trust:
     66,923,919.972    23,612,418.953     4,792,633.399    2,145,945.000    97,474,917.324
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(PROPOSAL NO.4)
4. Approval of an Amended and Restated Class C 12b-1 Distribution and Service
Plan and Agreement (Class C shareholders only):
      5,766,111.980       366,912.404       483,534.895    1,492,358.000     8,108,917.279
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